Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Mark S. Zelermyer
November 15, 2007	617-292-9750
mark.zelermyer@fhlbboston.com

FEDERAL HOME LOAN BANK OF BOSTON ANNOUNCES BOARD ELECTION RESULTS

LAVOIE ELECTED, CHRISTY AND CROSBY REELECTED TO THREE-YEAR TERMS

BOSTON — The Federal Home Loan Bank of Boston (the Bank) is pleased to announce that A. James Lavoie, trustee, Middlesex Savings Bank, Natick, Massachusetts, was elected to serve on the Bank’s board of directors. In addition, Stephen F. Christy, president and chief executive officer, Mascoma Savings Bank, FSB, Lebanon, New Hampshire, and Peter Crosby, president and chief executive officer, Passumpsic Savings Bank, St. Johnsbury, Vermont, were reelected to the Bank’s board of directors. All will serve three-year terms commencing January 1, 2008.

The mission of the Federal Home Loan Bank of Boston is to support the residential-mortgage and community-development lending activities of its members, which include over 450 financial institutions across New England. To accomplish its mission, the Bank utilizes private-sector capital to provide members and other qualified customers with reliable access to low-cost wholesale funds, liquidity, a competitive outlet for the sale of loans, special lending programs, technical assistance, and other products and services.

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